UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 26, 2011
Date of Report (Date of earliest event reported)

SCHIFF NUTRITION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Resignation of Thomas H. Elitharp.  Schiff Nutrition International, Inc. (the “Company”) has announced the retirement of Thomas H. Elitharp from his position as the Company’s Executive Vice President – Operations and Support Services.  The Company also has announced the appointment of Jon Fieldman as the Company’s Senior Vice President – Operations, effective May 10, 2011.  Mr. Fieldman is expected to assume Mr. Elitharp’s primary responsibilities upon Mr. Elitharp’s retirement.

On April 26, 2011, the Company issued a press release announcing the appointment of Mr. Fieldman and the retirement of Mr. Elitharp, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

99.1  Press Release, dated April 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schiff Nutrition International, Inc.

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: April 26, 2011